Exhibit 99.1

News Release	iStar Financial Inc. 1114 Avenue of the Americas New York, NY 10036 (212) 930-9400

COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President – Investor Relations

iStar Financial Announces Results and Expiration of Private Exchange Offers and Cash Tender Offer for Outstanding Debt Securities

NEW YORK — May 7, 2009 — iStar Financial Inc. (NYSE: SFI) announced today the final results of its previously announced private offers to exchange a portion of the Company’s existing senior unsecured notes (the “Old Notes”) for new second-lien senior secured notes issued by the Company and guaranteed by certain of its subsidiaries, as well as the Company’s cash tender offer to purchase a portion of its outstanding Series B Senior Floating Rate Notes due September 2009 (the “September 2009 Notes”). The exchange offers and the cash tender offer (collectively, the “Offers”) each expired at midnight, New York City time, on May 6, 2009 (the “Expiration Date”).

As of the Expiration Date, (i) approximately $163.4 million aggregate principal amount of priority 1 notes had been validly tendered (and not withdrawn) for exchange for 8.0% Second-Priority Senior Secured Guaranteed Notes due March 2011 (the “New 2011 Second Lien Notes”), (ii) approximately $673.9 million aggregate principal amount of priority 2 notes had been validly tendered (and not withdrawn) for exchange for 10.0% Second-Priority Senior Secured Guaranteed Notes due June 2014 (the “New 2014 Second Lien Notes” and, together with the New 2011 Second Lien Notes, the “New Notes”), (iii) approximately $176.8 million aggregate principal amount of priority 3 notes had been validly tendered (and not withdrawn) for exchange for New 2014 Second Lien Notes and (iv) approximately $12.5 million aggregate principal amount of September 2009 Notes had been validly tendered and not withdrawn in the cash tender offer. Upon the terms and subject to the conditions of the exchange offers, all of Old Notes validly tendered (and not withdrawn) have been accepted for exchange. Upon the terms and subject to the conditions of the tender offer, all of the September 2009 Notes validly tendered (and not withdrawn) have been accepted for payment.

The table below shows the results of the exchange offers for each series of Old Notes.

CUSIP	Title of Old Notes Tendered	Principal Amount Outstanding Before Offers	Principal Amount Tendered and Accepted	Principal Amount Outstanding After Offers	Title of New Notes Issued	Principal Amount of New Notes Issued	Acceptance Priority Level

45031UBE0	Senior Floating Rate	$473,000,000	$135,960,000	$337,040,000	New 2011 Second	$129,153,000	1
	Notes due March 2010				Lien Notes

45031UAS0	5.3 75% Senior Notes due April 2010	$235,000,000	$27,476,000	$207,524,000	New 2011 Second Lien Notes	$26,100,000	1

45031UBG5	8.625% Senior Notes due June 2013	$680,658,000	$80,457,000	$600,201,000	New 2014 Second Lien Notes	$48,273,000	2

45031UAZ4	5.95% Series B Senior	$780,432,000	$271,302,000	$509,130,000	New 2014 Second	$149,200,000	2
	Notes due October 2013				Lien Notes

45031UAC5	6.5% Senior Notes due	$123,490,000	$28,855,000	$94,635,000	New 2014 Second	$15,861,000	2
	December 2013				Lien Notes

45031UAH4	5.7% Series B Senior	$290,009,000	$83,408,000	$206,601,000	New 2014 Second	$45,867,000	2
	Notes due March 2014				Lien Notes

45031UAG6	5.7% Series A Senior	$1,840,000	$1,840,000	$—	New 2014 Second	$956,000	2
	Notes due March 2014				Lien Notes

45031UAT8	6.05% Senior Notes due	$179,194,000	$73,429,000	$105,765,000	New 2014 Second	$40,374,000	2
	April 2015				Lien Notes

45031UAW1	5.875% Senior Notes due March 2016	$370,488,000	$79,820,000	$290,668,000	New 2014 Second Lien Notes	$39,892,000	2

45031UBD2	5.85% Senior Notes due	$154,505,000	$54,783,000	$99,722,000	New 2014 Second	$27,390,000	2
	March 2017				Lien Notes

45031UAB7	6.0% Senior Notes due	$325,402,000	$23,764,000	$301,638,000	New 2014 Second	$16,631,000	3
	December 2010				Lien Notes

45031UAU5	5.8% Senior Notes due	$224,500,000	$4,238,000	$220,262,000	New 2014 Second	$2,751,000	3
	March 2011				Lien Notes

45031UAP6	5.125% Series B Senior	$234,150,000	$22,322,000	$211,828,000	New 2014 Second	$14,469,000	3
	Notes due April 2011				Lien Notes

45031UAX9	5.65% Senior Notes due	$416,022,000	$41,877,000	$374,145,000	New 2014 Second	$27,193,000	3
	September 2011				Lien Notes

45031UAR2	5.15% Senior Notes due	$587,768,000	$40,418,000	$547,350,000	New 2014 Second	$24,159,000	3
	March 2012				Lien Notes

45031UBC4	5.5% Senior Notes due	$230,700,000	$44,220,000	$186,480,000	New 2014 Second	$26,532,000	3
	June 2012				Lien Notes

The Company anticipates that the settlement date of the Offers will be May 8, 2009. Following the settlement date, the Company may from time to time seek to retire or purchase its outstanding debt through cash purchases and/or exchanges, in open market purchases, in privately negotiated transactions or otherwise.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of any U.S. person, except pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, the New Notes have been offered and will be issued only (i) in the United States, to “qualified institutional buyers” (as defined in

Rule 144A under the Securities Act), and (ii) outside the United States to persons who are not U.S. persons (as defined in Regulation S under the Securities Act) and who are non-U.S. qualified offerees.

This press release is for informational purposes only and is neither an offer to purchase any notes nor a solicitation of an offer to sell the New Notes.

This press release includes statements that are considered “forward-looking statements.” These forward-looking statements reflect the Company’s current views about its plans, strategies and prospects, which are based on the information currently available to it and on assumptions that the Company’s management has made. Although the Company believes that its plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions or expectations will be achieved. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, and you should not place undue reliance on those statements.